Exhibit 99.1

FOR IMMEDIATE RELEASE

LXP Industrial Trust Appoints Arun Gupta to Board of Trustees

Gupta Brings Valuable Expertise in
M&A Transactions, Cybersecurity and Technology

New York – April 1, 2022 – LXP Industrial Trust (NYSE:LXP) (“LXP” or the “Company”), a real estate investment trust (REIT) focused on single-tenant warehouse/distribution real estate investments, today announced the appointment of Arun Gupta to its Board of Trustees (the “Board”), effective immediately.

Mr. Gupta, who has over two decades of venture capital experience at Columbia Capital and Carlyle Venture Partners, is currently an adjunct Entrepreneurship professor at Georgetown University, entrepreneurship lecturer at Stanford University, and Venture Partner at Columbia Capital. He brings extensive investing, cybersecurity and technology expertise as well as extensive experience working with management teams through scaling and strategic transaction processes.

“We are pleased to add a leader of Arun’s caliber to our Board of Trustees as part of our ongoing refreshment process,” said Claire Koeneman, Chairperson of the Nominating and Corporate Governance Committee of LXP’s Board of Trustees. “We understand the value of having experienced, diverse and independent perspectives in our boardroom and have taken significant steps to ensure the Board reflects an appropriate mix of backgrounds. Arun brings substantial expertise in the technology and cybersecurity sectors as well as decades of experience advising companies through growth and transformative transactions.”

The addition of Mr. Gupta increases the size of LXP’s Board to eight trustees and fulfills the Company’s previously announced goal to further enhance and diversify its Board by the end of 2022. With Mr. Gupta’s appointment, the LXP Board has added six new independent trustees since 2015.

LXP also announced that, if elected at the 2022 Annual Meeting of Shareholders, Richard S. Frary will not stand for reelection in 2023.

T. Wilson Eglin, Chairman, Chief Executive Officer and President of LXP, commented, “We look forward to benefitting from Arun’s insights as we continue to execute on our disciplined growth strategy and evaluate strategic alternatives to maximize shareholder value. We extend our gratitude to Richard, who has made many important contributions to LXP’s success during his tenure. As the Board’s lead independent trustee, Richard has been instrumental in supporting our transition to an industrial REIT and our corporate governance initiatives, including our ongoing trustee refreshment process and evolving our ESG policies, to ensure LXP is best positioned to enhance shareholder value.”

As previously announced on Feb. 8, 2022, the LXP Board of Trustees commenced a process to explore the Company’s strategic alternatives. With the support of its independent financial advisors, the Board will consider a wide range of options including, among other things, a sale, merger and other business combinations. LXP has not set a timetable for the review process, nor has it made any decisions related to any potential strategic alternatives at this time. There can be no assurance that the review process will result in a transaction or other strategic change or outcome. The Company does not intend to disclose or comment on developments related to this review unless or until it determines that further disclosure is appropriate or required by law.

ABOUT ARUN GUPTA

Arun Gupta is an entrepreneurial executive with experience in US and international venture capital, assessing emerging technologies, scaling high-growth companies, teaching entrepreneurship and coordinating national security and technology policy. Mr. Gupta has served as a Venture Partner of Columbia Capital, a private equity firm focused on Enterprise IT, Mobility and Digital Infrastructure since 2000. Mr. Gupta currently serves as a board member of LMI, a leading national security not-for-profit, and C5 Acquisition Corp., a special acquisition company focused on cybersecurity, space and energy sectors. He is also currently on the board or was previously involved with Columbia portfolio companies including Altamira (Acquired by Clearsky), Daz3D, Millennial Media, Endgame (acquired by Elastic), Riptech (acquired by Symantec Corporation), Softek Storage Holdings (acquired by IBM), Verato, Vubiquity (acquired by Amdocs) and Webs (acquired by Vista print). Additionally, Mr. Gupta served as an Independent Director at 1901 Group, leading cloud and security managed services company (acquired by Leidos). Previously, Mr. Gupta spent time with Carlyle Venture Partners, where he focused on software investments. Earlier, Mr. Gupta held positions in Arthur D. Little’s telecom and technology consulting practice and shared responsibility for establishing ADL’s operation in India.

Mr. Gupta is an Adjunct Professor and Senior Advisor to Provost at Georgetown Business School and an Adjunct Lecturer at Stanford University. Mr. Gupta previously served as a member of the Tech & Cybersecurity Advisory Committee for U.S. Senator Mark Warner.

ABOUT LXP INDUSTRIAL TRUST

LXP Industrial Trust (NYSE: LXP) is a publicly traded real estate investment trust (REIT) focused on single-tenant warehouse and distribution investments across the United States. LXP seeks to expand its portfolio through acquisitions, development projects, and build-to-suit and sale/leaseback transactions. For more information or to follow LXP on social media, visit www.lxp.com.

Important Additional Information and Where to Find It

In the event that Lands & Buildings Investment Management, LLC files a consent solicitation statement or a proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with a solicitation to, among other things, possibly remove trustees of LXP (the “Solicitation”), LXP plans to file a proxy statement or a consent revocation statement, as applicable (each, a “Solicitation Statement”), with the SEC, together with a WHITE proxy card or consent revocation card, as applicable. SHAREHOLDERS ARE URGED TO READ THE APPLICABLE SOLICITATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT LXP WILL FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain, free of charge, copies of the Solicitation Statement, any amendments or supplements thereto and any other documents (including the WHITE proxy card or consent revocation card, as applicable) when filed by LXP with the SEC in connection with the Solicitation at the SEC’s website (http://www.sec.gov) or at LXP’s website at www.lxp.com within the investors section.

Certain Information and Where to Find It

LXP, its trustees and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Solicitation. Additional information regarding the identity of these potential participants, none of whom owns in excess of one percent (1%) of LXP’s shares, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the applicable Solicitation Statement and other materials to be filed with the SEC in connection with the Solicitation. Information relating to the foregoing can also be found in LXP’s definitive proxy statement for its 2021 annual meeting of shareholders (the “2021 Proxy Statement”), filed with the SEC on April 8, 2021. To the extent holdings of LXP’s securities by such potential participants (or the identity of such participants) have changed since the information printed in the 2021 Proxy Statement, such information has been or will be reflected on Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. You may obtain free copies of these documents using the sources indicated above.

Contact:

Investor or Media Inquiries for Lexington Realty Trust:

Heather Gentry, Senior Vice President, Investor Relations

Lexington Realty Trust

Phone: (212) 692-7200

E-mail: hgentry@lxp.com

Media Contact:

Andrew Siegel / Lucas Pers

Joele Frank, Wilkinson Brimmer Katcher

Phone: (212) 355-4449